Exhibit 99.1

Contact:            Will Davis

Director of Investor Relations
Phone: (o) 540-946-6930; (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Second Quarter 2013 Financial Results

Delivers In-Line Quarterly Operating Results
Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – August 1, 2013 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its second quarter of 2013.

Total revenue for the second quarter of 2013 was $52.3 million, compared to $50.8 million for the second quarter of 2012 and $52.5 million in the first quarter of 2013.  Total Adjusted EBITDA was $24.6 million for the second quarter of 2013, compared to $21.1 million in the second quarter of 2012 and to $24.7 million in the first quarter of 2013.

“In the second quarter of 2013, Lumos Networks delivered overall year-over-year revenue growth of 3% and adjusted EBITDA growth of 16%,” commented CEO Tim Biltz. “Our Strategic Data revenue grew 13% year-over-year to nearly $30 million and represented 57% of total revenue.  EBITDA generated from Strategic Data revenue for the second quarter equated to 45% of revenue.”

“I continue to expect that Lumos Networks will deliver solid results in 2013 including year-over-year revenue growth and near double-digit EBITDA growth,” Mr. Biltz continued.

“We now expect that our Strategic Data revenue growth will be in the range of 12% in 2013 as opposed to our initial target of 15% due to the lumpy nature of our Carrier business and a slower than planned growth ramp in our edge-out markets,” said Mr. Biltz.  “However, we expect to accelerate growth in our Strategic Data product segment as we continue to pursue edge-out marketplace opportunities for both Enterprise Data and Fiber to the Cell products,” concluded Biltz.

Highlights

•

The Company ended the quarter with 465 fiber to the cell (“FTTC”) installations, up 60 sequentially, which represents a year-over-year increase in total FTTC sites of over 160%.   Additionally, the Company increased its FTTC installation target in 2013 from 550-600 to at least 600 and increased its long-term FTTC target from 1,000 to 1,500.

•	In the second quarter of 2013, the Company allocated 75% of its total capital expenditures for success-based strategic data revenue projects and maintains its target of 75% for 2013.
•

Lumos Networks continues to plan to “go live” with its Richmond, Virginia network in the third quarter of 2013 and has pre-sold approximately $1 million in annualized revenue in that market, mostly strategic data.

•

On July 31, 2013, the Board of Directors of Lumos Networks declared a dividend on its common stock in the amount of $0.14 per share to be paid on October 10, 2013 to stockholders of record on September 12, 2013.

Business Outlook

In the third quarter of 2013, the Company expects revenue to be approximately $52 million and adjusted EBITDA approximately $24 million.  For the full year 2013, the Company now expects its revenue to be approximately $208 million versus its prior guidance of $208 to $212 million and adjusted EBITDA to be approximately $97 million versus prior guidance for a range of $94 to $97 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations.  These statements are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Will Davis, Director of Investor Relations, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on  August 1, 2013.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Second Quarter 2013 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-888-317-6016

International: 1-412-317-6016

Canada: 1-855-669-9657

The conference call will be archived and available for replay through August  14, 2013 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic:  1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10030620

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of approximately 5,800 long haul miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring related charges, gain or loss on settlements and gain or loss on interest rate derivatives.  Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Statements of Cash Flows
•	Summary of Operating Results, Customer and Network Statistics
•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Business Outlook

Lumos Networks Corp.
Condensed Consolidated Balance Sheets
	June 30, 2013	December 31, 2012
(In thousands)

ASSETS
Current Assets
Cash	$62,834	$2
Restricted cash [1]	4,324	5,303
Accounts receivable, net	25,565	22,676
Other receivables	1,207	2,400
Income tax receivable	1,164	954
Prepaid expenses and other	3,699	5,136
Deferred income taxes	3,807	3,357
Total Current Assets	102,600	39,828

Securities and investments	509	462

Property, plant and equipment, net	352,799	336,589

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	29,983	34,895
Deferred charges and other assets	7,930	4,448
Total Other Assets	138,210	139,640

Total Assets	$594,118	$516,519

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,178	$7,900
Accounts payable	9,982	17,453
Dividends payable	3,062	3,013
Advance billings and customer deposits	13,591	13,527
Accrued compensation	2,461	1,742
Accrued operating taxes	4,912	3,838
Other accrued liabilities	5,938	6,284
Total Current Liabilities	45,124	53,757

Long-Term Liabilities
Long-term debt	377,216	304,325
Retirement benefits	29,586	30,413
Deferred income taxes	66,590	59,313
Other long-term liabilities	2,247	3,500
Income tax payable	709	609
Total Long-term Liabilities	476,348	398,160

Stockholders' Equity	71,989	64,050
Noncontrolling Interests	657	552
Total Equity	72,646	64,602

Total Liabilities and Equity	$594,118	$516,519

[1] During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia.  The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.
Condensed Consolidated Statements of Income
	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Operating Revenues	$52,311	$50,803	$104,845	$102,215

Operating Expenses
Network access costs	10,501	12,177	21,655	23,941
Selling, general and administrative [1,2]	18,896	20,777	36,916	39,590
Depreciation and amortization	10,796	8,803	20,359	18,023
Accretion of asset retirement obligations	33	31	64	61
Restructuring charges	-	-	40	-
Total Operating Expenses, net	40,226	41,788	79,034	81,615
Operating Income	12,085	9,015	25,811	20,600

Other Income (Expenses)
Interest expense	(3,406)	(2,929)	(6,534)	(5,916)
Gain (loss) on interest rate derivatives	267	(438)	454	(292)
Other (expense) income, net	(907)	23	(882)	31

Income Before Income Tax Expense	8,039	5,671	18,849	14,423

Income Tax Expense	3,241	2,953	7,573	6,396
Net Income	4,798	2,718	11,276	8,027

Net (Income) Loss Attributable to Noncontrolling Interests	(36)	57	(105)	35
Net Income Attributable to Lumos Networks Corp.	$4,762	$2,775	$11,171	$8,062

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic	$0.22	$0.13	$0.51	$0.39
Earnings per share - diluted	$0.22	$0.13	$0.51	$0.38

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14	$0.28	$0.28

[1] Includes equity-based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.3 million and $0.8 million for three months ended June 30, 2013 and 2012, respectively, and $2.4 million and $1.8 million for the six months ended June 30, 2013 and 2012, respectively.

[2] For the three and six months ended June 30, 2012, selling, general and administrative expenses includes a $2.0 million charge related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

Lumos Networks Corp.
Condensed Consolidated Statements of Cash Flows
	Six months ended June 30,
(In thousands)	2013	2012

Cash Flows from Operating Activities:
Net income	$11,276	$8,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,447	12,457
Amortization	4,912	5,566
Accretion of asset retirement obligations	64	61
Deferred income taxes	6,765	6,086
(Gain) loss on interest rate swap derivatives	(454)	292
Equity-based compensation expense	2,353	1,788
Amortization of debt issuance costs	472	403
Write off of unamortized debt issuance costs	890	-
Retirement benefits, net of contributions and distributions	(208)	(470)
Excess tax benefits from share-based compensation	(179)	-
Other	(84)	(42)
Changes in assets and liabilities from operations:	(5,822)	412
Net Cash Provided by Operating Activities	35,432	34,580

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(26,724)	(28,988)
Broadband network expansion funded by stimulus grant	(30)	(847)
Change in restricted cash	979	804
Cash reimbursement received from broadband stimulus grant	979	804
Purchase of tradename asset	-	(333)
Other	-	(26)
Net Cash Used in Investing Activities	(24,796)	(28,586)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	375,000	-
Payment of debt issuance costs	(4,849)	-
Principal payments on senior secured term loans	(307,500)	(1,000)
Borrowings from revolving credit facility	15,000	6,566
Principal payments on revolving credit facility	(18,521)	(13,066)
Termination payments of interest rate swaps	(858)	-
Cash dividends paid on common stock	(6,071)	(5,945)
Principal payments under capital lease obligations	(194)	(404)
Proceeds from stock option exercises and employee stock purchase plan	101	74
Excess tax benefits from share-based compensation	179	-
Other	(91)	10
Net Cash Provided by (Used in) Financing Activities	52,196	(13,765)
Increase (decrease) in cash	62,832	(7,771)
Cash:
Beginning of Period	2	10,547
End of Period	$62,834	$2,776

Lumos Networks Corp.
Operating Results, Customer and Network Statistics
(Dollars in thousands)	Three months ended:					Six Months Ended:
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
Revenue and Adjusted EBITDA
Revenue
Enterprise Data	10,119	9,935	9,906	9,662	9,214	20,054	18,062
Carrier Data	15,055	14,945	14,363	13,001	12,669	30,000	25,143
IP Services	4,780	4,781	4,730	4,689	4,648	9,561	9,197
Total Strategic Data	29,954	29,661	28,999	27,352	26,531	59,615	52,402
Legacy Voice	14,329	14,884	15,399	16,074	16,186	29,213	32,930
Access	8,028	7,989	8,281	8,551	8,086	16,017	16,883
Total Revenue	52,311	52,534	52,679	51,977	50,803	104,845	102,215

Adjusted EBITDA[1]
Strategic Data	13,331	13,723	13,629	12,581	12,330	27,054	24,427
Legacy Voice	5,178	4,988	3,835	3,808	3,401	10,166	7,464
Access	6,042	5,984	5,747	5,892	5,375	12,026	11,506
Total Adjusted EBITDA	24,551	24,695	23,211	22,281	21,106	49,246	43,397
Adjusted EBITDA Margin[1]	46.9%	47.0%	44.1%	42.9%	41.5%	47.0%	42.5%
Capital Expenditures	11,692	15,032	15,956	14,937	11,619	26,724	28,988
Adjusted EBITDA less Capital Expenditures	12,859	9,663	7,255	7,344	9,487	22,522	14,409

Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	102,189	105,695	110,261	112,709	114,930	102,189	114,930
Total Broadband Connections [3]	42,607	42,110	39,950	40,401	37,361	42,607	37,361
Video Subscribers	4,767	4,666	4,549	4,390	4,192	4,767	4,192

Network Statistics
On-Network Buildings [4]	1,273	1,235	1,196	1,150	1,091	1,273	1,091
Fiber-Fed Cell Sites [4]	465	405	370	261	178	465	178

RLEC Total Access Lines	30,129	30,643	31,203	31,708	32,272	30,129	32,272

1 Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
2 Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.

3 Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet.  All revenues from broadband products are recorded in the operating revenues of our strategic data segment.

4 Includes statistics for legacy markets only, excluding FiberNet, through June 30, 2013

Note: Certain prior period revenue amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.
Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
(In thousands)
	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net Income Attributable to Lumos Networks Corp.	$4,762	$2,775	$11,171	$8,062
Net Income (Loss) Attributable to Noncontrolling Interests	36	(57)	105	(35)
Net Income	4,798	2,718	11,276	8,027

Interest expense	3,406	2,929	6,534	5,916
(Gain) loss on interest rate derivatives	(267)	438	(454)	292
Income tax expense	3,241	2,953	7,573	6,396
Other expense (income), net	907	(23)	882	(31)
Operating Income	$12,085	$9,015	$25,811	$20,600

Lumos Networks Corp.
Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2013	2012

For The Three Months Ended June 30
Operating Income	$12,085	$9,015
Depreciation and amortization and accretion of asset retirement obligations	10,829	8,834
Sub-total:	22,914	17,849
Amortization of actuarial losses	309	445
Equity based compensation	1,328	777
Restructuring charges	-	-
Employee separation charges [1]	-	2,035
Adjusted EBITDA	$24,551	$21,106
Adjusted EBITDA Margin	46.9%	41.5%

For The Six Months Ended June 30
Operating Income	$25,811	$20,600
Depreciation and amortization and accretion of asset retirement obligations	20,423	18,084
Sub-total:	46,234	38,684
Amortization of actuarial losses	619	890
Equity based compensation	2,353	1,788
Restructuring charges	40	-
Employee separation charges [1]	-	2,035
Adjusted EBITDA	$49,246	$43,397
Adjusted EBITDA Margin	47.0%	42.5%

[1] For the three and six months ended June 30, 2012, selling, general and administrative expenses include a $2.0 million charge related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

Lumos Networks Corp.
Business Outlook [1] (as of August 1, 2013)
(In millions)	2013 Guidance [1]
	Third Quarter 2013	2013 Annual
Operating Revenues	approximately $52	approximately $208

Adjusted EBITDA	approximately $24	approximately $97

Capital Expenditures	approximately $20	$ 65	to	$ 70

Cash and Cash Equivalents (at end of period)	approximately $56	$ 48	to	$ 50

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $12	approximately $46
Depreciation and amortization	approximately $10	approximately $41
Equity based compensation charges	approximately $2	approximately $8
Amortization of actuarial losses	<$1	approximately $2
Adjusted EBITDA	approximately $24	approximately $97

1 These estimates are based on management’s current expectations.  These estimates are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. second quarter 2013 earnings release dated August 1, 2013.